Exhibit 99.3
The Andersons Inc.
Unaudited Pro Forma Consolidated Financial Statements

On August 16, 2021, The Andersons, Inc. (the “Company”) entered into a definitive agreement (the “Purchase Agreement”) with American Industrial Transport, Inc. (the “Buyer”) under which the Buyer agreed to purchase the assets of the Company's Rail Leasing business (“Rail Leasing”) and assume certain liabilities for a purchase price of approximately $543 million (the "Rail Leasing Sale") subject to final working capital adjustments. The Rail Leasing Sale was effective at the time of signing the agreement. The following unaudited Pro Forma Condensed Consolidated Balance Sheet, as of June 30, 2021, reflects the Company’s financial position as if the Rail Leasing Sale had occurred on that date. The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2021 and each of the fiscal years ended December 31, 2020, December 31, 2019, and December 31, 2018, reflect the Company’s results of operations as if the Rail Leasing Sale had occurred on December 31, 2017, and does not assume any interest income on cash proceeds.

Separate from the Rail Leasing Sale, the Company has communicated its intent to dispose of its rail repair business, including its network of 29 repair shops located across the U.S. The repair shops are expected to meet held for sale treatment by the Company's next fiscal quarter end. As such, the Rail Leasing Sale and the rail repair business (collectively, "Rail Disposal Group") will both be considered in the unaudited Pro Forma Condensed Consolidated Financial Statements.

These unaudited Pro Forma Condensed Consolidated Financial Statements and the accompanying notes are based upon and should be read in conjunction with the Consolidated Financial Statements and Notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Report on Form 10-Q for the six months ended June 30, 2021. The accompanying unaudited Pro Forma Condensed Consolidated Balance Sheet and unaudited Pro Forma Condensed Consolidated Statements of Operations have been prepared in accordance with the regulations of the Securities and Exchange Commission (the "SEC") and should not be considered indicative of the financial position or results of operations that would have occurred if the Rail Leasing Sale had been consummated on the dates indicated, nor are they indicative of the future financial position or results of operations of the Company.

The following unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared by applying certain transaction accounting adjustments to the Company’s historical consolidated financial statements. The transaction accounting adjustments give effect to the Rail Leasing Sale.

The Purchase Agreement provided that the selection of certain assets sold and liabilities assumed would be subject to working capital adjustments between the Company and the Buyer subsequent to the signing of the Purchase Agreement. As a result of such adjustments, the unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2021 and the Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2021 reflect changes in the assets and liabilities. The amounts reflected in these unaudited Pro Forma Condensed Consolidated Financial Statements are preliminary estimates and assumptions and may change upon the finalization of the working capital account balances. Such changes are not expected to be significant.

The “Rail Disposal Group” column in the unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2021 and the unaudited Pro Forma Condensed Consolidated Statements of Operations for the annual periods presented represents the results of the Rail Disposal Group and other corporate charges that are directly attributable to the Rail Disposal Group and the assets and liabilities that were identified to be part of Rail Disposal Group.

The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable and reasonable; however, such adjustments are estimates and subject to change. The unaudited pro forma consolidated information is not intended to reflect what the Company’s consolidated financial position and results of operations would have been had the disposition occurred on the dates indicated and is not necessarily indicative of our future consolidated financial position and results of operations.

The pro forma adjustments remove all of the assets, liabilities and results of operations of the Rail Disposal Group, and give effect to various adjustments including cash proceeds and loss from the Rail Leasing Sale.

The Andersons, Inc.
Pro Forma Condensed Consolidated Balance Sheets
As of June 30, 2021
(unaudited)

(in thousands)	Historical	Rail Disposal Group	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$27,538	$35	$543,102	(a)	$570,605
Accounts receivable, net	721,575	17,061	—		704,514
Inventories	912,299	7,038	—		905,261
Commodity derivative assets – current	507,148	—	—		507,148
Current assets associated with discontinued operations	—	—	16,771	(b)	16,771
Other current assets	65,740	1,940	(1,471)	(c)	62,329
Total current assets	2,234,300	26,074	558,402		2,766,628
Other assets:
Goodwill	135,709	4,167	—		131,542
Other intangible assets, net	127,756	2,025	—		125,731
Right of use assets, net	61,299	2,159	—		59,140
Long-term assets associated with discontinued operations	—	—	21,463	(b)	21,463
Other assets, net	73,678	2,551	—		71,127
Total other assets	398,442	10,902	21,463		409,003
Rail assets leased to others, net	574,585	574,395	—		190
Property, plant and equipment, net	841,762	16,816	—		824,946
Total assets	$4,049,089	$628,187	$579,865		$4,000,767

Liabilities and equity
Current liabilities:
Short-term debt	$757,271	$—	$—		$757,271
Trade and other payables	547,169	1,989	129,990	(d)	675,170
Customer prepayments and deferred revenue	58,155	2,073	(1,992)	(c)	54,090
Commodity derivative liabilities – current	90,366	—	—		90,366
Current maturities of long-term debt	56,582	6,513	—		50,069
Current liabilities associated with discontinued operations	—	—	3,058	(b)	3,058
Accrued expenses and other current liabilities	181,015	9,670	(2,469)	(e)	168,876
Total current liabilities	1,690,558	20,245	128,587		1,798,900
Long-term lease liabilities	41,852	1,736	—		40,116
Long-term debt, less current maturities	866,454	28,845	—		837,609
Deferred income taxes	173,212	—	(125,450)	(f)	47,762
Long-term liabilities associated with discontinued operations	—	—	336	(b)	336
Other long-term liabilities	52,049	429	—		51,620
Total liabilities	2,824,125	51,255	3,473		2,776,343
Total equity	1,224,964	—	(540)	(a)	1,224,424
Total liabilities and equity	$4,049,089	$51,255	$2,933		$4,000,767

The Andersons, Inc.
Pro Forma Condensed Consolidated Statement of Operations
Six Months Ended June 30, 2021
(unaudited)

(in thousands, except per share data)	Historical	Rail Disposal Group		Pro Forma
Sales and merchandising revenues	$5,909,455	$74,103	(g)	$5,835,352
Cost of sales and merchandising revenues	5,612,699	54,095	(g)	5,558,604
Gross profit	296,756	20,008	(g)	276,748
Operating, administrative and general expenses	209,848	5,537	(g)	204,311
Interest expense, net	26,623	6,161	(g)	20,462
Other income, net:
Equity in earnings of affiliates, net	2,639	—		2,639
Other income, net	12,849	1,872	(g)	10,977
Income (loss) before income taxes	75,773	10,182		65,591
Income tax provision (benefit)	16,387	2,546	(h)	13,841
Net income (loss) from continuing operations	59,386	7,636		51,750
Net loss attributable to the noncontrolling interests from continuing operations	780	—		780
Net income (loss) attributable to The Andersons, Inc. from continuing operations	$58,606	$7,636		$50,970

Average number of shares outstanding - basic	33,263			33,263
Average number of shares outstanding - diluted	33,579			33,579
Per common share:
Basic earnings attributable to The Andersons, Inc. common shareholders from continuing operations	$1.76			$1.53
Diluted earnings attributable to The Andersons, Inc. common shareholders from continuing operations	$1.74			$1.52

The Andersons, Inc.
Pro Forma Condensed Consolidated Statement of Operations
Fiscal Year Ended December 31, 2020
(unaudited)

(in thousands, except per share data)	Historical	Rail Disposal Group		Pro Forma
Sales and merchandising revenues	$8,208,436	$136,869	(g)	$8,071,567
Cost of sales and merchandising revenues	7,803,514	96,871	(g)	7,706,643
Gross profit	404,922	39,998	(g)	364,924
Operating, administrative and general expenses	399,207	18,553	(g)	380,654
Interest expense, net	51,275	16,472	(g)	34,803
Other income, net:
Equity in earnings of affiliates, net	638	—		638
Other income, net	20,448	2,885	(g)	17,563
Income (loss) before income taxes	(24,474)	7,858		(32,332)
Income tax provision (benefit)	(10,259)	1,965	(h)	(12,224)
Net income (loss) from continuing operations	(14,215)	5,893		(20,108)
Net loss attributable to the noncontrolling interests from continuing operations	(21,925)	—		(21,925)
Net income (loss) attributable to The Andersons, Inc. from continuing operations	$7,710	$5,893		$1,817

Average number of shares outstanding - basic	32,924			32,924
Average number of shares outstanding - diluted	33,189			33,189
Per common share:
Basic earnings attributable to The Andersons, Inc. common shareholders from continuing operations	$0.23			$0.06
Diluted earnings attributable to The Andersons, Inc. common shareholders from continuing operations	$0.23			$0.05

The Andersons, Inc.
Pro Forma Condensed Consolidated Statement of Operations
Fiscal Year Ended December 31, 2019
(unaudited)

(in thousands, except per share data)	Historical	Rail Disposal Group		Pro Forma
Sales and merchandising revenues	$8,170,191	$159,033	(g)	$8,011,158
Cost of sales and merchandising revenues	7,652,299	100,211	(g)	7,552,088
Gross profit	517,892	58,822	(g)	459,070
Operating, administrative and general expenses	436,842	23,653	(g)	413,189
Asset Impairment	41,212	—		41,212
Interest expense, net	59,691	15,549	(g)	44,142
Other income, net:
Equity in earnings of affiliates, net	(7,359)	—		(7,359)
Gain from remeasurement of equity method investments, net	35,214	—		35,214
Other income, net	20,109	1,583	(g)	18,526
Income (loss) before income taxes	28,111	21,203		6,908
Income tax provision (benefit)	13,051	5,301	(h)	7,750
Net income (loss) from continuing operations	15,060	15,902		(842)
Net loss attributable to the noncontrolling interests from continuing operations	(3,247)	—		(3,247)
Net income (loss) attributable to The Andersons, Inc. from continuing operations	$18,307	$15,902		$2,405

Average number of shares outstanding - basic	32,570			32,570
Average number of shares outstanding - diluted	33,096			33,096
Per common share:
Basic earnings attributable to The Andersons, Inc. common shareholders from continuing operations	$0.56			$0.07
Diluted earnings attributable to The Andersons, Inc. common shareholders from continuing operations	$0.55			$0.07

The Andersons, Inc.
Pro Forma Condensed Consolidated Statement of Operations
Fiscal Year Ended December 31, 2018
(unaudited)

(in thousands, except per share data)	Historical	Rail Disposal Group		Pro Forma
Sales and merchandising revenues	$3,045,382	$164,742	(g)	$2,880,640
Cost of sales and merchandising revenues	2,743,377	112,480	(g)	2,630,897
Gross profit	302,005	52,262	(g)	249,743
Operating, administrative and general expenses	257,872	26,039	(g)	231,833
Asset Impairment	6,272	—		6,272
Interest expense, net	27,848	10,703	(g)	17,145
Other income, net:
Equity in earnings of affiliates, net	27,141	—		27,141
Other income, net	16,002	3,516	(g)	12,486
Income (loss) before income taxes	53,156	19,036		34,120
Income tax provision (benefit)	11,931	4,759	(h)	7,172
Net income (loss) from continuing operations	41,225	14,277		26,948
Net loss attributable to the noncontrolling interests from continuing operations	(259)	—		(259)
Net income (loss) attributable to The Andersons, Inc. from continuing operations	$41,484	$14,277		$27,207

Average number of shares outstanding - basic	28,258			28,258
Average number of shares outstanding - diluted	28,452			28,452
Per common share:
Basic earnings attributable to The Andersons, Inc. common shareholders from continuing operations	$1.47			$0.96
Diluted earnings attributable to The Andersons, Inc. common shareholders from continuing operations	$1.46			$0.96

Notes to Unaudited Pro Forma Consolidated Financial Statements

(a) Reflects the estimated after-tax loss related to the Rail Leasing Sale as of August 16, 2021, using an estimated tax rate of 25%. The actual net loss will differ from the pro forma estimated loss due to the difference in timing between the closing date for the unaudited Pro Forma Condensed Consolidated Financial Statements and the cut-off date for the finalization of working capital and taxes payable adjustments. Such changes are not expected to be significant. The following table reflects the components of the after-tax loss.

(in thousands)
Cash proceeds	$543,102
Transfer tax liability assumed by the buyer	(1,718)
Net assets sold	(539,454)
Transaction costs	(2,650)
Estimated pre-tax loss on sale	(720)
Estimated tax benefit from loss on sale	180
Estimated after-tax loss on sale	$(540)

(b) These adjustments are related to the rail repair shops that weren't a part of the Rail Leasing Sale, but were moved to discontinued operations.

(c) These adjustments reflect the elimination the modified working capital adjustments associated with the Rail Leasing Sale.

(d) Represents the addition of an estimated tax payable of approximately $127.3 million combined with approximately $2.7 million transaction costs incurred in connection with the Rail Leasing Sale.

(e) Includes the removal of an estimated $1.7 million transfer tax liability payable for U.S. and foreign indirect taxes resulting from the Rail Leasing Sale and a $0.8 million modified working capital adjustment.

(f) Reflects estimates of the deferred tax liabilities recognized in connection with the Rail Leasing Sale offset with the utilization of certain tax attributes.

(g) Amounts reflect the pro forma effect of eliminating the results of operations directly attributable to the Rail Disposal Group.

(h) Reflects an estimated blended 25% effective tax rate for all periods which are materially consistent with actual effective tax rates for the Rail Disposal Group.